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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report: August 23, 2001
                       (Date of earliest event reported)




                         Nu Horizons Electronics Corp.
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            (Exact name of registrant as specified in its charter)



   Delaware                        001-08798                    11-2621097
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 (State or other                  (Commission                 (IRS Employer
  jurisdiction of                 File Number)                Identification
  incorporation)                                                 Number)



  70 Maxess Road, Melville, New York                         11747
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 (Address of principal executive offices)                  (Zip Code)





 Registrant's telephone number
 including area code                              (631) 396-5000
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________________________________________________________________________________

 (Former name or former address, if changed since last report)
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Item 2. Acquisition or Disposition of Assets.

        On August 23, 2001, Registrant sold substantially all of the assets of its NuVisions Manufacturing, Inc. subsidiary (the "Subsidiary") pursuant to an Asset Purchase Agreement dated as of July 12, 2001 by and among NV Acquisition LLC ("Acquisition"), Subsidiary and Registrant in exchange for the payment by Acquisition of approximately $31,500,000, consisting of approximately $29,500,000 in cash, $2,000,000 in subordinated debt and the assumption by Acquisition of certain of the liabilities of Subsidiary. Subsidiary's estimated pre tax profit resulting from the transaction is expected to be approximately $11,000,000 before certain expenses and other charges related to the transaction. The purchase price paid by Acquisition was the result of arms'- length negotiations between Subsidiary and Acquisition.

        The assets sold by Subsidiary were those used by Subsidiary in the business of distributing active and passive components and providing contract electronic manufacturing (CEM) services.

        The President of Acquisition was formerly President and a stockholder of Subsidiary. Simultaneously with the closing of the sale of such assets to Acquisition, the President of Subsidiary at the time of such closing ceased to be an employee of Subsidiary and became the President of Acquisition.

Item 7. Financial Statements and Exhibits.

           (c)  Exhibits.
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                   (10)  Asset Purchase Agreement dated as of July 12, 2001 by and among NV Acquisition LLC, NuVisions Manufacturing, Inc. and Nu Horizons Electronics Corp.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Nu Horizons Electronics Corp.


                              By:  /s/ Paul Durando
                                  ---------------------------------------------
                                 Paul Durando
                                 Vice President - Finance

Date: August 23, 2001

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